Exhibit 16.1

December 1, 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by UFP Technologies, Inc. in Item 4.01 of its Form 8-K dated November 30, 2011, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ CCR LLP

CCR LLP
Westborough, Massachusetts